UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2014

Cintas Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.0. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 18, 2014, certain subsidiaries of Cintas Corporation (“Cintas”) entered into an agreement (the “JV Framework Agreement”) with the shareholders of Shred-it International Inc. (“Shred-it”) to combine the document destruction, recycling and ancillary services businesses of Cintas and Shred-it (the “Transaction”). Pursuant to the terms of the JV Framework Agreement, each of Cintas and Shred-it will contribute substantially all of its equity interests in, and the assets of, its document destruction, recycling and ancillary services business to a newly formed joint venture limited partnership (the “JV Partnership”) in exchange for an approximate 42% and 58% equity interest in the JV Partnership, respectively.

The Transaction is expected to close before May 31, 2014. The parties’ obligations to consummate the Transaction are conditioned upon the satisfaction of customary closing conditions and the execution of certain transaction documents, including:  certain contribution agreements; a limited partnership agreement; an investors agreement; an employee lease agreement; a transition services agreement; a transitional trademark license agreement; certain lease agreements; and certain employment agreements. Additionally, as a condition precedent to closing under the JV Framework Agreement, the JV Partnership must arrange financing to the satisfaction of Cintas and Shred-it sufficient to complete each of the necessary transaction steps set forth in the JV Framework Agreement. In the event the closing conditions are not satisfied prior to May 31, 2014, unless otherwise agreed to by Shred-it and Cintas, the JV Framework Agreement may be terminated by either party. In connection with the closing of the Transaction, Cintas will be entitled to a cash payment of approximately $180 million.

The foregoing description of the JV Framework Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the JV Framework Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
*2.1

JV Framework Agreement, dated March 18, 2014, by and among Cintas Corporation No. 2, CC Shredding Holdco LLC and CC Dutch Shredding Holdco BV, each a wholly owned subsidiary of Cintas, and Shred-It International Inc., Boost JV LP, Boost Holdings LP and Boost GP Corp.

*                 Certain exhibits and schedules have been omitted and Cintas agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

By:	/s/ William C. Gale
	Name:	William C. Gale
	Title:	Senior Vice President and
Chief Financial Officer

Dated: March 19,  2014

INDEX TO EXHIBITS

Exhibit Number	Description
*2.1

JV Framework Agreement, dated March 18, 2014, by and among Cintas Corporation No. 2, CC Shredding Holdco LLC and CC Dutch Shredding Holdco BV, each a wholly owned subsidiary of Cintas, and Shred-It International Inc., Boost JV LP, Boost Holdings LP and Boost GP Corp.

*                 Certain exhibits and schedules have been omitted and Cintas agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.